UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: April 5, 2022

(Date of earliest event reported)

SUN COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2022, Sun Communities Operating Limited Partnership (the “Operating Partnership”), and Sun Communities, Inc. (the “Company” and together with the Operating Partnership, the “Obligors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named in Schedule I of the Underwriting Agreement (collectively the “Underwriters”), in connection with the public offering by the Operating Partnership of $600 million in aggregate principal amount of its 4.200% Senior Notes due 2032 (the “Notes”). The Company will fully and unconditionally guarantee the payment of principal and of premium, if any, and interest on the Notes. The offering is expected to close on April 12, 2022, subject to customary closing conditions.

The offering and sale of the Notes (and the related guarantees by the Company) have been registered under the Securities Act of 1933, as amended, pursuant to the Obligors’ effective shelf registration statement on Form S-3 (Registration No. 333-255020 and Registration No. 333-25502-01) (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Obligors and the Underwriters, and customary conditions to closing, indemnification obligations of the Obligors and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The Notes will be issued under an indenture, dated June 28, 2021 (the “Base Indenture”), by and among the Operating Partnership and UMB Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by a Third Supplemental Indenture, to be dated April 12, 2022, by and among the Obligors and the Trustee.

Item 8.01	Other Events.

On April 5, 2022, the Company issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

1.1*	Underwriting Agreement dated April 5, 2022 by and among Sun Communities, Inc., Sun Communities Operating Limited Partnership, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and BofA Securities, Inc.

99.1	Press Release dated April 5, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.

Dated: April 6, 2022	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President,
Chief Financial Officer, Secretary and Treasurer